EXHIBIT 99.1
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FOR IMMEDIATE RELEASE:
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DECEMBER 14, 2005


   CAS MEDICAL SYSTEMS ANNOUNCES APPROVAL OF LISTING ON NASDAQ SMALLCAP MARKET

        - TRADING ON NASDAQ SMALLCAP MARKET UNDER NEW TICKER (CASM) TO BE
                          EFFECTIVE DECEMBER 15, 2005 -

Branford, CT - December 14, 2005 - CAS Medical Systems, Inc. (OTC BB: CAMY) announced today that NASDAQ has approved the company's application for listing its common stock on the NASDAQ SmallCap Market. CAS Medical's common stock will be traded on the NASDAQ SmallCap Market under the symbol "CASM". NASDAQ has advised the Company that trading will begin at the opening of the market, tomorrow, Thursday, December 15, 2005. The Company's stock is currently traded on the Over-the-Counter Bulletin Board under CAMY.OB.

Lou Scheps, President and Chief Executive Officer of CAS stated, "Our continued hard work and improved performance has enabled us to join the ranks of other industry leaders listed on the NASDAQ Small Cap Markets. We are extremely pleased to be making this significant step. The listing will increase our visibility among the investment community as we continue to focus on expanding our product lines, broadening our presence in existing markets and penetrating new ones."


ABOUT CAS
Founded in 1984, CAS Medical Systems, Inc. is dedicated to the design and manufacture of innovative technologies and products vital to patient care in the most challenging clinical environments. Its current business segments include blood pressure measurement technology, vital signs monitoring equipment, apnea monitoring equipment and products for neonatal intensive care. With a reputation for the highest quality products available in the markets it serves, CAS products are used by clinicians worldwide. For more information, please visit www.casmed.com.


STATEMENTS INCLUDED IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL IN NATURE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS RELATING TO THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY ARE SUBJECT TO MANY FACTORS INCLUDING, BUT NOT LIMITED TO, THE CUSTOMER ACCEPTANCE OF THE PRODUCTS IN THE MARKET, THE INTRODUCTION OF COMPETITIVE PRODUCTS AND PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, AND OTHER RISKS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

SUCH STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PRESS RELEASE THE TERMS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "MAY," "OBJECTIVE," "PLAN," "POSSIBLE," "POTENTIAL," "PROJECT," "WILL" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE MADE AS OF THE DATE HEREOF, AND WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF FUTURE EVENTS, NEW INFORMATION OR OTHERWISE.


COMPANY CONTACTS:
CAS Medical
Jeffery Baird, CFO
203-488-6056
ir@casmed.com
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Financial Dynamics
John Capodanno
212-850-5705
jcapodanno@fd-us.com
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